                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Circuit City Stores, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           Circuit City Stores, Inc.

                               9950 Mayland Drive
                            Richmond, Virginia 23233

                               ----------------

                    Notice of Annual Meeting of Shareholders

                                 June 15, 2001

To The Holders of Circuit City Stores, Inc.--Circuit City Group Common Stock and Circuit City Stores, Inc.--Carmax Group Common Stock:

   The annual meeting of shareholders of Circuit City Stores, Inc. will be held at The Jefferson Hotel, Franklin and Adams Streets, Richmond, Virginia, on Friday, June 15, 2001, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

  1. To elect four directors to three-year terms, two directors to two-year terms and one director to a one-year term;

  2. To consider and vote upon a shareholder proposal, if properly presented; and

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only holders of record of shares of Circuit City Group Common Stock or CarMax Group Common Stock at the close of business on April 25, 2001, will be entitled to vote at the meeting and any adjournments thereof.

   Whether or not you plan to attend the meeting, please fill in, date, sign and return the enclosed proxy promptly in the return envelope provided. You are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          /s/ Michael T. Chalifoux

                                          Michael T. Chalifoux, Secretary

May 11, 2001

                                PROXY STATEMENT

   This Proxy Statement, mailed to holders of Circuit City Group Common Stock and CarMax Group Common Stock on or about May 11, 2001, is furnished in connection with the solicitation by Circuit City Stores, Inc. of proxies in the accompanying form for use at the annual meeting of shareholders to be held on June 15, 2001, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended February 28, 2001, is being mailed to you with this Proxy Statement.

   In addition to the solicitation of proxies by mail, the Company's officers and regular employees, without compensation other than regular compensation, may solicit proxies by telephone, electronic means and personal interview. The Company also has retained Morrow & Co., Inc. of New York, New York, to assist in the solicitation of proxies of shareholders whose shares are held in street name by brokers, banks and other institutions at an approximate cost of $6,000 plus out-of-pocket expenses. The Company will bear the cost of all solicitation.

   Participants in the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan will receive a request for voting instructions for the shares of Circuit City Group Common Stock held on each participant's behalf by Merrill Lynch, Fenner & Smith Incorporated, as service provider for the Plan. Participants in the 1997 Employee Stock Purchase Plan for CarMax Group Employees also will receive a request for voting instructions for the shares of CarMax Group Common Stock held on each participant's behalf by Merrill Lynch, as service provider for the Plan. Voting instructions should be returned, properly executed, in the envelope provided. Merrill Lynch will vote in accordance with the participants' instructions. If a participant does not return his or her voting instructions, Merrill Lynch will have discretionary power to vote such shares in accordance with New York Stock Exchange rules.

   On April 25, 2001, the date for determining shareholders entitled to vote at the meeting, 206,945,947 shares of Circuit City Group Common Stock and 26,054,453 shares of CarMax Group Common Stock were outstanding and entitled to vote. References to "Common Stock" in this Proxy Statement refer to the Circuit City Group Common Stock and the CarMax Group Common Stock collectively. The holders of both series of Common Stock will vote together as a single group at the meeting. Each outstanding share of Circuit City Group Common Stock entitles the holder thereof to one vote; each outstanding share of CarMax Group Common Stock entitles the holder thereof to 0.616 votes; the total number of votes that shareholders may cast at the meeting, based on shares outstanding on the record date, is 222,995,490. The voting rights of the CarMax Group Common Stock have been determined from the recent market values of each series of the Company's Common Stock in accordance with the formula set forth in the Company's Articles of Incorporation.

   Any shareholder giving a proxy may revoke it at any time before it is voted by delivering another proxy or written notice of revocation to the Company's Secretary. A proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein and against the shareholder proposal set forth herein, unless it contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions.

   A majority of the total votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting.

   Directors will be elected by a plurality of the votes cast. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. Actions on all other matters to come before the meeting, including the shareholder proposal, require that the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted are not considered cast either for or against a matter and, therefore, will have no effect on the outcome.

                        ITEM ONE--ELECTION OF DIRECTORS

   The Company's Board of Directors is divided into three classes with staggered three-year terms. The terms of Richard N. Cooper, Robert S. Jepson, Jr., Walter J. Salmon, Richard L. Sharp and Alan L. Wurtzel as directors of the Company will expire at the time of the Annual Meeting of Shareholders. After 35 years of dedicated service on the Board, Mr. Wurtzel has declined to stand for re-election. Mr. Salmon, who is retiring after nine years of dedicated service, also has declined to stand for re-election. Carolyn Y. Woo has been nominated to be a director of the Company. In addition, James F. Hardymon, Hugh G. Robinson and Mikael Salovaara, whose terms would not otherwise expire until 2002, have agreed to stand for re-election this year in order to satisfy the requirement in the Company's Articles of Incorporation that each class of directors generally be of equal size.

   Although all the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board may designate.

   Information about the nominees for election as directors and the other directors of the Company whose terms of office do not expire this year appears below.

Nominees for Election to Three-Year Terms

              RICHARD N. COOPER, 66, Professor of Economics at Harvard University since 1981. He is a director of Phoenix Home Mutual Life Insurance Co. and CNA Corporation. He has been a director of the Company since 1983.
[PHOTO]

              JAMES F. HARDYMON, 66, retired as Chairman of Textron, Inc. in January 1999. Mr. Hardymon joined Textron, Inc., a global, multi-industry company with core businesses of aircraft, automotive, industrial and finance, in 1989 as President and Chief Operating Officer. He became Chief Executive Officer in 1992 and assumed the title of Chairman in 1993. He is a director of Air Products and Chemicals, Inc.; Fleet Boston Financial Corporation; Championship Auto Racing Teams, Inc.; Lexmark International, Inc.; American Standard Companies, Inc.; and Schneider Electric, S.A. He has been a director of the Company since 1998.
[PHOTO]

              HUGH G. ROBINSON, 68, Chairman and Chief Executive Officer, The Tetra Group, a consulting firm that provides construction management and business development services, since 1989. Mr. Robinson is a retired Major General from the United States Army. He is a director of A.H. Belo Corporation, TXU Electric Company, Imco Recycling, Inc. and Guaranty Federal Savings Bank. He has been a director of the Company since 1995.
[PHOTO]

              CAROLYN Y. WOO, 47, Dean of the Mendoza College of Business, University of Notre Dame, since 1997. From 1995 to 1997, Ms. Woo served as Associate Executive Vice President of Academic Affairs at Purdue University. She is a director of AON Corporation and NISource, Inc.
[PHOTO]

Nominees for Election to Two-Year Terms

              ROBERT S. JEPSON, JR., 58, Chairman and Chief Executive Officer of Jepson Associates, Inc., a private investment company, and Chairman of the Board and Chief Executive Officer of Jepson Vineyards, Ltd. Until 1999, Mr. Jepson also served as Chairman of the Board and Chief Executive Officer of Kuhlman Corporation. He is a director of AGL Resources, Inc. and Critz, Inc. He has been a director of the Company since 1997.
[PHOTO]

              MIKAEL SALOVAARA, 46, Partner, Greycliff Partners, since 1991. Mr. Salovaara was a Limited Partner of The Blackstone Group L.P. from 1994 to 1996. The principal business of Greycliff Partners and The Blackstone Group L.P. is merchant banking. He has been a director of the Company since 1995.
[PHOTO]

Nominee for Election to a One-Year Term

              RICHARD L. SHARP, 54, Chairman of the Board of the Company. Mr. Sharp joined the Company as an Executive Vice President in 1982. He was President of the Company from 1984 to 1997, Chief Executive Officer from 1986 to 2000 and became Chairman of the Board in 1994. He is a director of Flextronics International, Ltd. He has been a director of the Company since 1983.
[PHOTO]

Directors Whose Terms Do Not Expire This Year

              MICHAEL T. CHALIFOUX, 54, Executive Vice President, Chief Financial Officer and Secretary of the Company. Mr. Chalifoux joined the Company in 1983 as Corporate Controller and was elected Vice President and Chief Financial Officer in 1988. He became Senior Vice President and Chief Financial Officer in 1990, Secretary in 1993 and an Executive Vice President in 1998. He has been a director of the Company since 1991. His present term will expire in 2002.
[PHOTO]

              BARBARA S. FEIGIN, 63, a consultant specializing in strategic marketing and branding. She served as Executive Vice President, Worldwide Director of Strategic Services and member of the Agency Policy Council of Grey Advertising, Inc., the principal business of which is advertising and marketing communications, from 1983 until February 1999. She is a director of VF Corporation and VitaminShoppe.com, Inc. She has been a director of the Company since 1994. Her present term will expire in 2003.
[PHOTO]

              W. ALAN MCCOLLOUGH, 51, President and Chief Executive Officer of the Company. Mr. McCollough joined the Company in 1987 as General Manager of Corporate Operations. He was elected Assistant Vice President in 1989, Vice President and Central Division President in 1991, Senior Vice President--Merchandising in 1994, President and Chief Operating Officer in 1997 and Chief Executive Officer, effective June 2000. He has been a director of the Company since December 1999. His present term will expire in 2003.
[PHOTO]

              JOHN W. SNOW, 61, Chairman, President and Chief Executive Officer, CSX Corporation, a transportation company. Mr. Snow was elected President and Chief Executive Officer in 1989 and added the title of Chairman in 1991. He is a director of Johnson & Johnson, Verizon and USX Corporation. He has been a director of the Company since 1996. His present term will expire in 2002.
[PHOTO]

                      BENEFICIAL OWNERSHIP OF SECURITIES

   The following table sets forth information as of February 28, 2001, about the equity securities of the Company which are or may be beneficially owned by
(i) each executive officer named in the Summary Compensation Table; (ii) each director or nominee for director of the Company; (iii) directors and executive officers as a group; and (iv) each person who is known by the Company who may own beneficially more than 5 percent of the outstanding shares of Circuit City Group Common Stock or CarMax Group Common Stock. Unless otherwise noted, each shareholder has sole voting power and sole investment power with respect to securities shown in the table below.

                    Circuit City Group
                      Option Shares           Shares of                        CarMax Group
                       Which May be       Circuit City Group               Option Shares Which   Shares of CarMax Group
                    Acquired Within 60       Common Stock                    May Be Acquired          Common Stock
                        Days After      Beneficially Owned as     Percent  Within 60 Days After  Beneficially Owned as    Percent
Name                February 28, 2001  of February 28, 2001 (1)  of Series  February 28, 2001   of February 28, 2001 (2) of Series
----                ------------------ ------------------------  --------- -------------------- ------------------------ ---------
Named Executive
 Officers
W. Alan
 McCollough**...          196,000                369,013 (3)          *                0                       0              *
Richard L.
 Sharp**........        1,236,500              1,539,737              *                0                       0              *
Richard S.
 Birnbaum.......          180,000                367,977 (3)          *                0                       0              *
Michael T.
 Chalifoux**....          354,000                560,793 (3)          *                0                       0              *
John W. Froman..           43,000                167,359 (3)          *                0                       0              *
W. Austin
 Ligon..........                0                 32,388 (4)          *           42,500               1,277,000 (5)        4.9%

Directors/Director
 Nominees
Richard N.
 Cooper.........           12,850                 65,822              *              428                     453              *
Barbara S.
 Feigin.........            8,784                 16,267              *              428                     428              *
James F.
 Hardymon.......                0                  1,000              *                0                       0              *
Robert S.
 Jepson, Jr.....            4,044                 24,458              *              452                     477              *
Hugh G.
 Robinson.......            8,046                  9,140              *              428                     453              *
Walter J.
 Salmon.........           17,880                 40,291              *              428                     453              *
Mikael
 Salovaara......            3,846                 14,260 (6)          *              428                  18,553 (7)          *
John W. Snow....            7,912                 13,926              *              428                     453              *
Carolyn Y. Woo..                0                      0              *                0                       0              *
Alan L.
 Wurtzel........            7,912                397,282 (8)          *              428                  25,453 (9)          *
All directors,
 director
 nominees and
 executive
 officers as a
 group
 (23 persons)...        2,409,149              4,122,086 (3)(10)    2.0%          45,948               1,323,723 (11)       5.1%

Beneficial Owners of More Than 5%
 (12)
Capital Group
 International,
 Inc. ..........              N/A             13,164,400 (13)       6.4%             N/A                     N/A            N/A
 11100 Santa Monica Boulevard
 Los Angeles, CA 90025
Capital Research
 and Management
 Company........              N/A             27,185,000 (14)      13.1%             N/A                     N/A            N/A
 333 South Hope Street
 Los Angeles, CA 90071
Mellon Financial
 Corporation....              N/A             12,187,391 (15)       5.9%             N/A                     N/A            N/A
 One Mellon Center
 Pittsburgh, Pennsylvania 15258
OppenheimerFunds,
 Inc. ..........              N/A             12,194,185 (16)       5.9%             N/A                     N/A            N/A
 Two World Trade Center, 34th Floor
 New York, NY 10048-0203
Orient Star
 Holdings
 LLC. ..........              N/A             12,160,000 (17)       5.9%             N/A                     N/A            N/A
 1000 Louisiana Street, Suite 565
 Houston, TX 77002
Dimensional Fund
 Advisors
 Inc. ..........              N/A                    N/A            N/A              N/A               2,071,200 (18)       7.9%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
Ronald Juvonen..              N/A                    N/A            N/A              N/A               3,681,600 (19)      14.1%
 c/o Downtown Associates, L.L.C.
 312 West State Street, Suite B
 Kennett Square, PA 19348
Orbis Holdings
 Limited........              N/A                    N/A            N/A              N/A               3,129,000 (20)      12.0%
 34 Bermudiana Road
 Hamilton HM11 Bermuda

--------
  * Less than 1 percent of class, based on the total number of shares of Circuit City Group Common Stock and CarMax Group Common Stock outstanding on April 25, 2001.
 ** Messrs. McCollough, Sharp and Chalifoux are also directors of the Company.
 (1) Includes shares of Circuit City Group Common Stock that could be acquired through the exercise of stock options within 60 days after February 28, 2001.
 (2) Includes shares of CarMax Group Common Stock that could be acquired through the exercise of stock options within 60 days after February 28, 2001.
 (3) Includes restricted shares of Circuit City Group Common Stock as follows: Mr. McCollough 50,500; Mr. Birnbaum 40,500; Mr. Chalifoux 40,500; Mr. Froman 75,940; and 104,146 awarded to other executive officers. See the Summary Compensation Table on page 10.
 (4) Includes 15,000 shares held by Mr. Ligon's wife. Mr. Ligon disclaims beneficial ownership of these shares.
 (5) Includes 50,700 shares held by Mr. Ligon's children. Mr. Ligon disclaims beneficial ownership of these shares.
 (6) Includes 10,000 shares held by Trewstar LLC, a limited liability company in which Mr. Salovaara, his wife and his children own 100 percent of the membership interests. Mr. Salovaara disclaims beneficial ownership of these shares.
 (7) Includes 18,100 shares held by Trewstar LLC, a limited liability company in which Mr. Salovaara, his wife and his children own 100 percent of the membership interests. Mr. Salovaara disclaims beneficial ownership of these shares.
 (8) Includes 126,000 shares held by Mr. Wurtzel as trustee of trusts for the benefit of his children, 196,370 shares held by Alan Wurtzel Revocable Trust, 57,000 shares held by Alan Wurtzel Charitable Remainder Unitrust and 10,000 shares held by Alan Wurtzel Charitable Remainder Unitrust #3. Mr. Wurtzel disclaims beneficial ownership of all the aforementioned shares.
 (9) Includes 10,000 shares held by Grass Roots Investment Fund L.P., in which Mr. Wurtzel owns 1.4 percent, and 15,025 shares held by Alan Wurtzel Revocable Trust. Mr. Wurtzel disclaims beneficial ownership of all the aforementioned shares.
(10)   Beneficial ownership is disclaimed for a total of 414,770 shares.
(11)   Beneficial ownership is disclaimed for a total of 93,825 shares.
(12) Alfred Loomis, III and Philip Timon each have reported that he is the beneficial owner of more than five percent of the outstanding shares of CarMax Group Common Stock. However, the Company has not received information concerning the number of shares beneficially owned by these individuals as of February 28, 2001, or the nature of the beneficial ownership. See "Section 16(a) Compliance" for additional information.
(13) Information concerning the Circuit City Group Common Stock beneficially owned by Capital Group International, Inc. as of December 29, 2000, was obtained from a Schedule 13G dated February 12, 2001. The filing indicates that of the 13,164,400 shares beneficially owned, Capital Group International, Inc. has sole voting power for 11,529,250 shares and sole dispositive power for 13,164,400 shares. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over securities. The investment management companies, which include a "bank" as defined in Section 3(a)6 of the Securities Exchange Act of 1934 and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients, which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of the securities reported herein; however, it may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Act.
(14) Information concerning the Circuit City Group Common Stock beneficially owned as of December 29, 2000, by Capital Research and Management Company was obtained from a Schedule 13G dated February 12, 2001. According to this filing, Capital Research and Management Company, an investment adviser registered under the Investment Advisers Act of 1940, has sole dispositive power for 27,185,000 shares, but disclaims beneficial ownership of any shares.
(15) Information concerning the Circuit City Group Common Stock beneficially owned by Mellon Financial Corporation as of December 31, 2000, was obtained from a Schedule 13G dated January 26, 2001. The filing indicates that of the 12,187,391 shares beneficially owned, Mellon Financial Corporation has sole voting power for 9,101,401 shares, shared voting power for 522,100 shares, sole dispositive power for 11,619,313 shares and shared dispositive power for 337,260 shares. According to the filing, Mellon Financial Corporation is a parent holding company in accordance with Section 240.13 and all of the securities are beneficially owned by Mellon and direct and indirect subsidiaries in their various fiduciary capacities. No individual account holds more than 5 percent of the Circuit City Group Common Stock.
(16) Information concerning the Circuit City Group Common Stock beneficially owned by OppenheimerFunds, Inc. as of December 29, 2000, was obtained from a Schedule 13G dated February 13, 2001. The filing indicates that OppenheimerFunds, Inc., an investment adviser registered under the Investment Act of 1940, has shared dispositive power for 12,194,185 shares, but disclaims beneficial ownership of any shares.
(17) Information concerning the Circuit City Group Common Stock beneficially owned by Orient Star Holdings LLC as of March 1, 2001, was obtained from a Schedule 13G dated March 12, 2001. According to the filing, Orient Star, a holding company with portfolio investments in various companies, directly owns the 12,160,000 shares and has shared voting and dispositive powers for all of the shares. Inmobiliara, a holding company and the sole member of Orient Star, is deemed to beneficially own indirectly the shares owned directly by Orient Star. In addition, the Slim Family, which indirectly owns all of the issued and outstanding voting securities of Inmobiliara, is deemed to beneficially own indirectly the shares deemed beneficially owned indirectly by Inmobiliara and owned directly by Orient Star.
(18) Information concerning the CarMax Group Common Stock beneficially owned by Dimensional Fund Advisors Inc. as of December 31, 2000, was obtained from a Schedule 13G dated February 2, 2001. According to this filing, Dimensional Fund Advisors Inc., an investment adviser registered under the Investment Advisers Act of 1940, has sole voting power and sole dispositive power for the 2,071,200 shares, but disclaims beneficial ownership of any shares. The Company has been informed that no account managed by Dimensional Fund Advisors Inc. holds more than 5 percent of the CarMax Group Common Stock.
(19) Information concerning the CarMax Group Common Stock beneficially owned by Ronald Juvonen as of December 31, 2000, was obtained from a Schedule 13G dated March 26, 2001. According to this filing, the shares are held by Downtown Associates, L.P.; Downtown Associates II, L.P.; Downtown Associates III, L.P. and Downtown Foundations, L.P. (collectively referred to as the Downtown Funds) and Ronald Juvonen individually. The general partner of the Downtown Funds is Downtown Associates, L.L.C. Ronald Juvonen, as the Managing Member of the general partner, has sole voting power and sole dispositive power with respect to the shares of the CarMax Group Common Stock held by the Downtown Funds.
(20) Information concerning the CarMax Group Common Stock beneficially owned by Orbis Holdings Limited as of December 31, 2000, was obtained from a
       Schedule 13G dated February 13, 2001, filed by Orbis Holdings Limited; Orbis Asset Management Limited, which serves as a general partner to Orbis Optimal Global Fund, LP; and Orbis Investment Management Limited, which serves as an investment manager to Orbis Global Equity Fund Limited. According to this filing, Orbis Holdings Limited has shared voting power and shared dispositive power of 3,129,000 shares, but disclaims beneficial ownership of any shares. Orbis Investment Management Limited has shared voting power and shared dispositive power of 2,929,000 of the 3,129,000 shares of CarMax Group Common Stock, but disclaims beneficial ownership of any shares.

                      CERTAIN INFORMATION CONCERNING THE
                     BOARD OF DIRECTORS AND ITS COMMITTEES

   The Board of Directors held seven meetings during the fiscal year ended February 28, 2001. No director attended less than 75 percent of the aggregate number of meetings of the Board and the committees on which he or she served.

   The Audit Committee is composed of Mikael Salovaara, Chairman; Richard N. Cooper; Barbara S. Feigin; and Hugh G. Robinson. Three meetings were held during the fiscal year ended February 28, 2001. The Audit Committee reviews and recommends to the Board the independent auditors to be selected to audit the Company's financial statements. It also reviews the scope of the proposed audits and audit procedures to be employed, the independence of the auditors and the effectiveness of the Company's system of internal controls, as well as the Company's internal audit function. When the audit is complete, the Audit Committee reviews it with management and separately with the auditors.

   The Compensation and Personnel Committee is composed of Robert S. Jepson, Jr., Chairman; James F. Hardymon; Walter J. Salmon; and John W. Snow. Five meetings were held during the fiscal year ended February 28, 2001. The functions of this Committee include reviewing, evaluating and approving the amount, design and implementation of compensation programs for officers and key personnel, making awards under and administering the Company's stock incentive programs, reviewing and making recommendations with respect to senior management organization and reviewing the Company's programs for attracting and compensating management personnel at lower and middle levels.

   The Pension Committee is composed of Alan L. Wurtzel, Chairman, Richard N. Cooper, Barbara S. Feigin and Mikael Salovaara. Two meetings were held during the fiscal year ended February 28, 2001. The functions of this Committee are to provide oversight of investment allocations and fund managers for the Employees Retirement Plan of Circuit City Stores, Inc. and to receive and review on behalf of Board periodic reports concerning the funding status and investment performance of the Retirement Plan from the management employees of the Company with responsibility for such matters.

   The Nominating and Governance Committee is composed of John W. Snow, Chairman; James F. Hardymon; Robert S. Jepson, Jr.; Hugh G. Robinson; and Walter J. Salmon. Two meetings were held during the fiscal year ended February 28, 2001. The functions of this Committee include reviewing significant corporate governance issues and recommending changes to the Board as appropriate, recommending candidates for election as directors and reviewing and recommending policies with regard to the size and composition of the Board. The Committee considers nominees for the Board recommended by the Company's shareholders.

   The Company's Board of Directors embraces the principle that diversity in all respects both strengthens its membership and increases its effectiveness. The Board strives to select for its membership highly qualified individuals who are dedicated to advancing the interest of the Company's shareholders. When vacancies on the Board occur, the Nominating and Governance Committee seeks individuals who, based on their background and qualifications, can promote this goal in conjunction with the other members of the Board. The Committee actively seeks nominees who will bring diverse talents, experiences and perspectives to the Board's deliberations.

   In accordance with the Company's Bylaws, a shareholder who is interested in nominating a person to the Board should submit to the Secretary of the Company written notice of his or her intent to make such nomination. Such notice must be given either by personal delivery or by United States mail, postage prepaid, not later than 120 days in advance of the annual meeting, or with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The contents of such notice must be as specified in the Company's Bylaws, a copy of which may be obtained by any shareholder who directs a written request for the same to the Secretary of the Company.

Report of the Audit Committee

   The Audit Committee, which is composed entirely of outside, independent directors, provides assistance to the Board of Directors in fulfilling its responsibility relating to the corporate accounting and reporting practices of the Company. In so doing, it is the responsibility of the Audit Committee to foster open communication among the directors, the independent auditors, the internal auditors and the financial management of the Company. The Audit Committee has adopted a written charter, and it is included in this proxy statement as Appendix A.

   The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended February 28, 2001. Management is responsible for the financial statements, including the system of internal controls. The Audit Committee has discussed with the independent auditors matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees." We have also received the written disclosures and a letter from the auditors regarding their independence as required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and have discussed with the auditors their independence. Based on the aforementioned reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 28, 2001.

                                              AUDIT COMMITTEE

                                           Mikael Salovaara, Chairman
                                                Richard N. Cooper
                                                Barbara S. Feigin
                                                Hugh G. Robinson

                      COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

   Summary Compensation Table. The table below sets forth for the three years ended February 28, 2001, the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who served as the Company's Chief Executive Officer during fiscal 2001 and the other four most highly compensated executive officers of the Company other than the CEO (the "Named Executive Officers") at February 28, 2001. The only stock appreciation rights (SARs) granted were Change of Control SARs (described on page 17), which were granted in connection with each of the options. No free-standing SARs have been granted. On June 15, 1999, the Board of Directors declared a two-for-one stock split of the outstanding Circuit City Group Common Stock. All shares and price per share information reflect this split.

                                                                              Long-Term
                                              Annual Compensation        Compensation Awards
                                              -------------------- ----------------------------------
                                                                    Restricted         Securities
                                       Fiscal                         Stock            Underlying
Name and Principal Position             Year  Salary $   Bonus $   Awards $ (1)    Options/SARs # (2)
---------------------------            ------ -------------------- ------------    ------------------
W. Alan McCollough....................  2001   928,469     285,000          0          2,000,000
 President and                          2000   712,219     815,625          0                  0
 Chief Executive Officer                1999   644,911     633,750          0                  0

Richard L. Sharp (3)..................  2001   700,296           0          0            200,000
 Chairman of the Board                  2000   991,450   1,492,500          0            200,000
                                        1999   944,911   1,235,000          0            190,000

Richard S. Birnbaum...................  2001   654,142           0          0            100,000
 Executive Vice President               2000   621,065     558,000          0                  0
 Operations                             1999   587,988     442,500          0                  0

Michael T. Chalifoux..................  2001   636,358           0          0            100,000
 Executive Vice President,              2000   608,273     544,500          0                  0
 Chief Financial Officer and Secretary  1999   562,219     431,250          0                  0

John W. Froman........................  2001   635,296           0  1,761,000 (4)        100,000
 Executive Vice President               2000   445,380     515,000          0                  0
 Merchandising                          1999   385,384     210,000          0                  0

W. Austin Ligon.......................  2001   545,488     412,500          0             70,000
 Senior Vice President                  2000   489,615     371,250          0            100,000
 Automotive                             1999   469,231     118,750          0                  0

--------
(1) In fiscal 1998, Mr. McCollough was awarded 101,000 shares of restricted stock, Messrs. Birnbaum and Chalifoux were each awarded 81,000 shares of restricted stock and Mr. Froman was awarded 51,880 shares of restricted stock. The stock will vest at the end of seven years with provisions for accelerated vesting based upon performance. Performance criteria are based on a total return on Circuit City Group Common Stock compared against a peer group consisting of publicly traded consumer electronics companies. Based on the Company's comparative performance, 25 percent of the awards vested in each of the fiscal years 1999 and 2000. Based on the Company's comparative performance, the maximum the awards may vest in any one year is 40 percent of the original grant. Dividends are paid on restricted stock during the restricted period. The number and value of each executive officer's restricted stock holdings at the end of the fiscal year ended February 28, 2001, based on a closing price on that day for the Circuit City Group Common Stock of $15.17 were as follows:
      Mr. McCollough: 50,500 shares with a total value of $766,085; Messrs. Birnbaum and Chalifoux: 40,500 shares each with a value of $614,385 each; and Mr. Froman: 75,940 shares with a total value of $1,152,010.
(2) All of the long-term compensation awards are Circuit City Group Common Stock awards, except for those granted to Mr. Ligon, which are CarMax Group Common Stock awards.
(3)   Mr. Sharp also served as Chief Executive Officer through June 2000.
(4) Mr. Froman was awarded 50,000 shares of restricted stock when he was promoted to Executive Vice President--Merchandising. The amount in the above table is based on the closing price for the Circuit City Group Common Stock, which was $35.22, on the date of the award.

   Options Grants in Last Fiscal Year. The table below sets forth for the fiscal year ended February 28, 2001, the grants of Circuit City Group Common Stock options and CarMax Group Common Stock options to the Named Executive Officers. No SARs were granted in connection with these options.

                                                                        Potential Realization
                                                                                Value
                                                                       at Assumed Annual Rates
                                                                                 of
                                                                             Stock Price
                          Number of    % of Total                           Appreciation
                          Underlying  Options/SARs Exercise                for Option Term
                         Options/SARs  Granted to   Price   Expiration -----------------------
                           Granted     Employees     (1)       Date        5%          10%
                         ------------ ------------ -------- ---------- ----------- -----------
W. Alan McCollough......  2,000,000      46.73%    $35.2187  6/13/08   $33,630,868 $80,551,637
Richard L. Sharp........    200,000       4.67%    $35.2187  6/13/08   $ 3,363,087 $ 8,055,164
Richard S. Birnbaum.....    100,000       2.34%    $35.2187  6/13/08   $ 1,681,543 $ 4,027,582
Michael T. Chalifoux....    100,000       2.34%    $35.2187  6/13/08   $ 1,681,543 $ 4,027,582
John W. Froman..........    100,000       2.34%    $35.2187  6/13/08   $ 1,681,543 $ 4,027,582
W. Austin Ligon (2).....     70,000       5.47%    $ 1.6250  3/01/07   $    46,308 $   107,917

--------
(1) The exercise price for all of the options is the fair market value of the Circuit City Group Common Stock or CarMax Group Common Stock on the date of grant.
(2) The shares underlying Mr. Ligon's options consist of CarMax Group Common Stock.

   Aggregated Options/SAR Exercises and Fiscal Year-End Option/SAR Value Table. The following table sets forth information concerning Circuit City Group Common Stock and CarMax Group Common Stock option exercises and fiscal year-end option/SAR values as of February 28, 2001, for the executive officers named in the Summary Compensation Table. The only SARs outstanding were Change of Control SARs (described on page 17).

                                                       Number of Securities      Value of Unexercised
                                                      Underlying Unexercised         In-the-Money
                                                          Options/SARs at           Options/SARs at
                            Number of                    February 28, 2001         February 28, 2001
                         Shares Acquired    Value    ------------------------- -------------------------
                           on Exercise    Realized   Exercisable Unexercisable Exercisable Unexercisable
                         --------------- ----------- ----------- ------------- ----------- -------------
W. Alan McCollough......            0    $         0    123,000    2,145,000    $ 32,640     $ 81,600
Richard L. Sharp (1)....    1,000,000    $29,125,000  1,189,000      486,500    $ 34,000     $      0
Richard S. Birnbaum.....            0    $         0    116,000      270,000    $ 65,280     $108,800
Michael T. Chalifoux....            0    $         0    306,000      262,000    $332,400     $ 81,600
John W. Froman..........       26,500    $   888,375     35,500      150,000    $  3,740     $      0
W. Austin Ligon (2).....            0    $         0     25,000      145,000    $      0     $244,650

--------
(1) In fiscal 1997, Mr. Sharp was granted a special long-term option to purchase 2,000,000 shares of Circuit City Group Common Stock, which was designed to promote and reward extraordinary long-term performance by the Company through Mr. Sharp's leadership. The option is exercisable four years from the date of grant and expires six years from the date of grant. However, Mr. Sharp must stay with the Company for at least five years from the date of grant to obtain the benefit of the option. The exercise price for the option was $29.50, which was twice the trading price range of the Circuit City Group Common Stock when the option was granted. Therefore, the option only has value if the Circuit City Group Common Stock more than doubles in price within six years of the grant.
(2) The shares underlying Mr. Ligon's options consist of CarMax Group Common Stock.

   Pension Plan/Benefit Restoration Plan. The following table illustrates estimated annual retirement benefits payable under the Company's defined benefit pension plan (the "Pension Plan") to persons in specified compensation and years of service classifications.

                                  Estimated* Annual Pension for Representative
                                            Years of Credited Service
  Highest Consecutive Five-Year   ---------------------------------------------
      Average Compensation          15      20       25        30        35
  -----------------------------   ------- ------- --------- --------- ---------
$  500,000....................... 108,872 145,162   181,453   217,743   254,034
$1,000,000....................... 221,372 295,162   368,953   442,743   516,534
$1,500,000....................... 333,872 445,162   556,453   667,743   779,034
$2,000,000....................... 446,372 595,162   743,953   892,743 1,041,534
$2,500,000....................... 558,872 745,162   931,453 1,117,743 1,304,034
$3,000,000....................... 671,372 895,162 1,118,953 1,342,743 1,566,534

--------
* For 2001, the Internal Revenue Code limit on the annual retirement benefits that may be paid from the Pension Plan was $140,000 and the limit on the amount of compensation that may be recognized by the Pension Plan was $170,000. The maximum benefit payable under the Benefit Restoration Plan is $339,717 in 2001. The benefits shown on this table have not been limited by these caps.

   The Pension Plan covers employees who satisfy certain age and service requirements. Benefits are based on a designated percentage of the average of compensation for the five highest of the last 10 consecutive years of employment, weighted according to years of credited service, and integrated with Social Security covered compensation. For Pension Plan purposes, compensation of participants includes base pay, bonuses, overtime and commissions and excludes amounts realized under any employee stock purchase plan or stock incentive plan. For Pension Plan purposes, compensation for those individuals listed in the Summary Compensation Table is substantially the same as the amounts listed under the Salary and Bonus headings.

   For purposes of the Pension Plan, credited years of past and future service for Messrs. McCollough, Sharp, Birnbaum, Chalifoux, Froman and Ligon will be 28, 29, 45, 29, 33 and 25 years, respectively, at age 65.

   To maintain compensation competitiveness and to create a retirement program that restores benefits for the Company's more senior executives who are affected by Internal Revenue Code limits on benefits provided under the Company's Pension Plan, the Company implemented a retirement benefit restoration plan in fiscal year 1999. Subject to an annual limit, the benefit restoration plan and the Pension Plan together provide benefits to all employees affected by the Internal Revenue Code limits at approximately the same percentage of compensation as for other employees. The Named Executive Officers participate in this plan.

Report of Compensation and Personnel Committee

Compensation Philosophy

   The Compensation and Personnel Committee, which is composed entirely of outside independent directors, reviews, evaluates and approves the amount, design and implementation of the Company's compensation system for executive officers. The Committee believes that corporate performance and, in turn, shareholder value will be best enhanced by a compensation system that supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's executive officers with those of the shareholders. The Company utilizes both short-term and long-term incentive compensation programs to achieve these objectives. Executive officer incentive compensation programs generally are tied to Company-wide achievement of annual financial goals and the market value of the Company's stock. The Committee believes that the use of Company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. Incentives may relate to performance of the Circuit City Group, the CarMax Group or both, depending on the responsibilities of the executives. For other salaried employees, the incentive compensation program is tied also to division, department or store business goals and, in some cases, individual performance.

   For the Company's 2001 fiscal year, the Committee made its compensation decisions based on a review of the Company's 2000 fiscal year performance and on the Company's budget and other projections for the 2001 fiscal year. The Company is subject to Internal Revenue Code provisions that may limit the income tax deductibility of certain forms of compensation paid to the executive officers named in the Summary Compensation Table that precedes this report. These provisions allow full deductibility of certain types of performance-based compensation. The Company's compensation practices, to the extent practicable, provide the maximum deductibility for compensation payments. Payments under the Annual Performance-Based Bonus Plan and awards under the Stock Incentive Plans qualify for deductibility under these provisions of the Internal Revenue Code.

Components of the Executive Compensation Program

   The Company's compensation program for executive officers consists generally of three components: base salary, an annual performance-based cash bonus and long-term stock incentives. In making compensation decisions for officers other than the Chief Executive Officer, the Committee considers the recommendations of the Chief Executive Officer, which may include a comparison of the compensation of the Company's executive officers with compensation of officers at certain other retail companies as well as other companies with which it competes for executive talent. During the 2001 fiscal year, the Committee also utilized the services of a compensation consultant to assist with certain aspects of its evaluation. The Committee used the same consultant as periodically used in the past.

   As it deems necessary, the Committee compares various short- and long-term performance measures, including total shareholder return, return on average shareholders' equity, sales, net income and earnings per share for the Company and other companies with which it competes for executive talent. The Committee has not established any particular level at which overall compensation will be set in respect to the compensation peer group. The Committee believes that the total compensation of the Named Executive Officers is supported by the Company's competitive comparisons on the short- and long-term performance factors and is appropriate given the Company's overall performance. The individual elements of the executive compensation program are addressed below.

Annual Salary

   Each year, the Committee establishes salaries for executive officers. Such salaries are based on proposals submitted by the Company's Chief Executive Officer for the annual salaries of the executive officers other than himself. The Committee believes that the 2001 fiscal year salaries for executive officers are appropriate and this belief was supported by the work of the compensation consultant. The Committee intends that the salary levels also provide for a large percentage of total compensation to be at risk under the incentive programs. In evaluating individual executive officers, the Committee also may consider, among other factors, (1) a qualitative evaluation of the individual executive officer's performance provided by the Chief Executive Officer, (2) the job responsibilities of the individual executive, including changes in those responsibilities, and (3) the Company's performance in relation to its target financial goals for the prior fiscal year.

Annual Performance-Based Bonus

   All salaried employees are eligible to receive cash bonuses under the Annual Performance-Based Bonus Plan based on targets established each year by the Committee and approved by the Board of Directors. The Bonus Plan is designed to motivate the Company's employees to achieve the Company's annual operating and financial goals. The Bonus Plan allows the Committee to establish performance goals based on pretax earnings, earnings per share or both. The goals for the Bonus Plan are established with the purpose of continuing the Company's record of superior performance in comparison with its competitors.

   For the 2001 fiscal year, the Bonus Plan primarily measured the Company's achievement of its target financial goals for earnings per share and pretax earnings for Circuit City operations. The target EPS and pretax earnings goals were established early in the fiscal year as part of the Company's budgeting process and were approved by the Committee. Consistent with the Committee's compensation philosophy of tying a large percentage of total compensation to performance, the potential maximum bonus for each executive officer was a significant percentage of that individual's salary for the year. For the 2001 fiscal year, the target bonus amounts were targeted at 100 percent for senior executives and the Chief Executive Officer. This bonus percentage represents an increase for senior executives other than the Chief Executive Officer and reflects competitive practices as determined by the compensation consultant.

   The amount of bonus payments depends upon the extent to which the Company achieves its target financial goals for the year. For the 2001 fiscal year, the Company did not achieve the threshold financial performance for the payment of bonuses and no bonuses were paid under the Bonus Plan to the Circuit City officers. The CarMax officers, however, earned a maximum 150 percent bonus.

Long-Term Incentive Compensation

   Grants under the Company's Stock Incentive Plans provide long-term incentive compensation and are a significant component of total compensation. These programs are a part of the Company's performance-based incentive compensation, rewarding officers as total shareholder value increases. For executive officers and other officers, grants under the Stock Incentive Plans are made in the form of nonqualified stock options and restricted stock. Grants based on Circuit City Group Common Stock are used for officers whose duties are principally for the Circuit City Group and grants based on CarMax Group Common Stock, for officers whose duties are principally for the CarMax Group.

   The Committee considers stock-based grants to be an important means of ensuring that executive officers have a continuing incentive to increase the long-term return to shareholders and the value of the Company's stock. Stock-based grants also aid in retention of executives.

   Stock options generally vest and become exercisable ratably over a period of four years from the date of grant and may be exercised within eight years of the date of grant. The number of stock options to be granted to a particular executive officer is determined by the Committee. The Committee primarily uses a formula based on an individual's target bonus for the fiscal year, the market price of the Company's stock, and the results of periodic compensation surveys to determine the appropriate grant size. A survey was done for the 2001 fiscal year. The value of stock options is entirely a function of increases in the value of the Company's stock, thus the Committee believes that this component of the Company's compensation arrangement closely aligns the interests of the executive officers with those of the Company's shareholders.

   During the 1998 fiscal year, an additional long-term incentive program was instituted for senior management using restricted stock under the Stock Incentive Plan. The program provides for vesting at the end of a seven-year period if the executive's employment continues. Accelerated vesting of the stock may occur based on the Company's total shareholder return on Circuit City Group Common Stock measured against the performance of a peer group. Based on the Company's comparative performance, no portion of the awards vested in the 2001 fiscal year.

Chairman's Compensation

   In June 2000, Mr. McCollough replaced Mr. Sharp as Chief Executive Officer of the Company. Mr. Sharp continued as the Company's Chairman to assist with his transition among senior management. For his continued services with the Company, the Committee determined that Mr. Sharp should receive a two-year employment arrangement which provides (1) an annual salary of $300,000, (2) an option for 200,000 shares of Circuit City Group Common Stock with vesting at the end of the two-year period, (3) continued participation in the Company benefit programs available to current executives, and (4) a secretary and an office. Mr. Sharp also received a retirement benefit of $300,000 per year for a ten-year period commencing when he leaves the Company until he reaches age 65.

Other Matters

   To maintain compensation competitiveness and to create a retirement program that restores benefits for the Company's more senior executives who are affected by Internal Revenue Code limits on benefits provided under the Company's Pension Plan, the Company maintains a retirement benefit restoration plan. Subject to an annual limit, the benefit restoration plan and the Pension Plan together provide benefits to all employees affected by the Internal Revenue Code limits at approximately the same percentage of compensation as for other employees. The Named Executive Officers participate in this plan.

Chief Executive Officer's Compensation

   The Committee determined the compensation of W. Alan McCollough, the Company's new Chief Executive Officer, for the 2001 fiscal year in a manner consistent with the guidelines and policies described above. The Committee set Mr. McCollough's salary at $950,000 with a performance-bonus target at 100 percent of salary. Mr. McCollough's bonus is based upon the performance of the Circuit City Group and the CarMax Group according to the relative time that Mr. McCollough devotes to each group. Upon the election of Mr. McCollough to the position of Chief Executive Officer, the Committee granted Mr. McCollough a stock option for 2 million shares of Circuit City Group Common Stock.

   In establishing the Chief Executive Officer's compensation in prior years, the Committee has compared the compensation of the Company's Chief Executive Officer to the relative performance of the Company with respect to the compensation peer group. The Company did not make a comparison for the 2001 fiscal year, but did examine general information about the competitive market for senior executives. In setting Mr. McCollough's 2001 fiscal year compensation, the Committee also considered the compensation paid to his predecessor.

   The Committee believes that the structure of incentives to Mr. McCollough is appropriate for Mr. McCollough's role as Chief Executive Officer in the overall operations of the Company. The Committee believes that Mr. McCollough's actual compensation for the 2001 fiscal year was appropriate in light of his promotion and all of the other above considerations.

                                     COMPENSATION AND PERSONNEL COMMITTEE

                                          Robert S. Jepson, Jr., Chairman
                                                 James F. Hardymon
                                                  Walter J. Salmon
                                                    John W. Snow

Performance Graphs


                                    [GRAPH]

                         TOTAL RETURN TO SHAREHOLDERS

Fiscal Year                 1996    1997     1998     1999     2000     2001

Circuit City Group
  Common Stock              $100  $105.92  $131.43  $185.21  $276.56  $104.07
S&P 500 Index               $100  $126.16  $170.32  $203.94  $227.86  $209.18
Retail Stores Composite     $100  $123.07  $188.27  $276.62  $265.83  $277.77



                                    [GRAPH]

                         TOTAL RETURN TO SHAREHOLDERS

Fiscal Year         2/4/97   2/28/97    2/28/98   2/28/99    2/29/00   2/28/01
Carmax Group
   Common Stcok      $100     $ 91.48   $ 42.05   $ 20.46    $  7.39   $ 23.41
S&P 500 Index        $100     $100.20   $135.27   $161.97    $180.97   $166.13
Retail Stores
   Composite         $100     $107.21   $164.01   $240.97    $231.57   $241.97

Employment Agreements and Change-In-Control Arrangements

   The Company has employment agreements with each of the Named Executive Officers. Generally, these agreements provide for annual salary review and participation in the Company's bonus, stock incentive and other employee benefit programs. They also provide for continuation of base salary for specified periods following termination by the Company without cause (two years in the case of Mr. Sharp, one year for the other Named Executive Officers). In such circumstances, the agreements also generally provide that the employee will be paid any bonus to which he would otherwise be entitled for that year, such bonus to be prorated if termination occurs in the first six months of the year. The salary continuation generally extends for another year under the agreements if the termination without cause follows a change of control. The Company's salary continuation obligation will decrease by up to 50 percent if the individual secures alternative employment; however, no decrease will occur if the termination is related to a change of control. In addition, if the employee voluntarily terminates the employment relationship within one year following a change of control, the employee will be entitled to continuation of base salary for a specified period of time (two years in the case of Mr. Sharp, one year for the other Named Executive Officers) and potential payment of a bonus as indicated above. Each agreement contains provisions confirming the employee's obligation to maintain the confidentiality of proprietary information and not to compete with the Company for a specified period of time after the termination of his employment. Mr. Froman's employment agreement contains benefit terms that are less than those of others at his level and is presently under revision to make it consistent with those of other senior officers. The employment agreements with the Named Executive Officers became effective as follows: Mr. Birnbaum--1983, Mr. Sharp--1986, Mr. Chalifoux--1989, Mr. Froman--1990, Mr. McCollough--1995, and Mr. Ligon--1995. The current base salaries of Messrs. McCollough, Sharp, Birnbaum, Chalifoux, Froman and Ligon under their employment agreements are $950,000, $300,000, $620,000, $605,000, $600,000 and $550,000, respectively.

   The Named Executive Officers have been granted SARs in connection with some of the stock options granted to them under the Company's stock incentive plans. The options also provide for accelerated vesting in the event of a change of control. The SARs are Change of Control SARs that may only be exercised in the event of a change of control. Upon exercise of the SAR and the surrender of the related option, the holder is entitled to receive cash from the Company in the amount of the spread between the option exercise price and the market value of the Common Stock at the time of exercise, which value is determined by a formula designed to take into account the effect of the change of control.

                           COMPENSATION OF DIRECTORS

   During fiscal 2001, directors who are not employees of the Company received a combination of equity-based and cash compensation. The cash portion of the annual retainer was $28,500, with committee chairmen receiving an additional $2,500. Committee and Board meeting attendance fees of $1,500 per meeting also were paid. The non-employee directors' equity-based compensation was comprised of a stock grant with a fair market value at the date of grant of $10,000 and a stock option grant with a value as of the date of grant (based on the Black-Scholes method) of $43,300. The equity-based components of director compensation were divided between Circuit City Group Common Stock and CarMax Group Common Stock based on the relative market values of each Group's Common Stock at the time of grant. The fiscal 2001 stock grant consisted of 414 shares of Circuit City Group Common Stock and 25 shares of CarMax Group Common Stock. The fiscal 2001 stock option grants were made under the Company's 2000 Non-Employee Directors Stock Incentive Plan and consisted of options to purchase 2,530 shares of Circuit City Group Common Stock and options to purchase 264 shares of CarMax Group Common Stock. The exercise price for each option is 100 percent of the fair market value of the relevant Common Stock on the date of grant. The options vest evenly over three years from the date of grant and expire in eight years. Non-employee directors have the right to defer the receipt of compensation under the Company's deferred compensation plan.

   Directors who are employees of the Company receive no compensation for service as members of the Board or Board committees.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During fiscal 2001, the Board of Directors approved the sale of a corporate-owned aircraft to Mr. Sharp, Chairman of the Board of Directors, for $13.1 million. The sale price was based on the fair market value of the aircraft as determined by an independent appraisal.

                           SECTION 16(a) COMPLIANCE

   Section 16(a) of the Securities Exchange Act requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

   Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5 for specified fiscal years, the Company believes that all its officers and directors complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended February 28, 2001.

   Each of the following individuals has reported that he is the beneficial owner of more than ten percent of the outstanding shares of CarMax Group Common Stock: Ronald Juvonen, Alfred Loomis, III and Philip Timon. Messrs Juvonen, Loomis and Timon each filed a Form 3 indicating his respective ownership of the CarMax Group Common Stock more than ten days after the date that the Form 3 states that he became the beneficial owner of such shares. In addition, Mr. Juvonen filed 20 Forms 4 reporting 175 transactions, and Mr. Timon filed five Forms 4 reporting 18 transactions, in the Company's Common Stock. Mr. Loomis filed four Forms 4 reporting 12 transactions in the Company's Common Stock. Each of the Forms 4 filed by Messrs Juvonen, Loomis and Timon was filed more than ten days after the end of the month in which the transactions reported on the relevent Form 4 occurred.

   ITEM TWO--SHAREHOLDER PROPOSAL REGARDING A REPORT ON EMPLOYMENT PRACTICES

   The Company's Board of Directors recommends that, if it is properly presented at the 2001 annual meeting, shareholders vote AGAINST the following shareholder proposal submitted by the Congregation of the Passion and the General Board of Pension and Health Benefits of the United Methodist Church, both institutional shareholders. Upon receiving an oral or written request, the Company will furnish the address and number of shares of Common Stock held by these shareholders.

Shareholder Proposal

WHEREAS: Equal employment is a key issue for shareholders. The bipartisan Glass Ceiling Commission Study released in 1995 explains that a positive diversity record has a positive impact on the bottom line. This study is important for shareholders because it shows how many corporations in the United States select for advancement from less than 50 percent of the total talent available in our work force.

  . Women and minorities comprise 57 percent of the work force, yet represent only 3 percent of executive management positions.

  . Women who were awarded more than half of all master degrees represent less than 5 percent of senior-level management positions.

These statistics show the limits placed on selecting the most talented people for top management positions.

Not attending to diversity impacts the bottom line because of the real costs of discrimination cases, the potential loss of government contracts and the financial ramifications of a damaged corporate image.

  a) In 1996 Texaco settled the largest racial discrimination lawsuit in U.S. history, costing a reported $170 million to the company and stockholders. Texaco's public image was tarnished and the company faced a consumer boycott.

  b) In 1996 the Wall Street Journal reported that Shoney's earnings for fiscal year 1992 posted a direct loss of $16.6 million as a result of settling a racial discrimination suit for $134.5 million.

  c) In 1997 Denny's reported it was still trying to win back its minority customers, dating back to the 1992 discrimination complaints against Denny's.

  d) In 1998 Smith Barney agreed to spend $15 million on diversity programs to settle a case brought by plaintiffs charging sexual harassment.

More than 150 major employers publicly report on work force diversity to their shareholders. Primary examples are Disney/ABC Commitment Report, USAir Affirming Workplace Diversity Report, Intel Diversity Report, Monsanto Diversity Report, and Texaco Diversity Report. These companies and many others regularly provide reports describing diversity progress and challenges. Often companies will also include this information in their annual reports.

RESOLVED: The shareholders request our company prepare a report at reasonable cost that may omit confidential information on the issues described below.

1) An updated Diversity Report to be available to shareholders four months from the date of the annual meeting, that includes:

  a) the EEO-1 Report in standard federal government categories according to gender and race in each of the nine major EEOC-defined categories for the previous three years;

  b) a description of any policies and programs oriented specifically toward increasing number of managers who are qualified females and/or ethnic minorities;

  c) a description of the company's efforts to increase its business with female and minority suppliers and service-providers;

  d) any federal audit, corporate management review, and letter of compliance with corrective measures enacted to protect any government contracts.

2) A report on any material litigation in which the company is involved concerning race, gender and the physically challenged.

Board of Directors' Statement in Opposition

   This proposal is substantially the same as one that has been presented at our last two annual meetings and received 14 percent of the shareholder votes in 1999 and 20 percent of the votes at last year's annual meeting. The Board continues to oppose the proposal and its view, set forth below, is essentially unchanged from prior years.

   The Company's Board of Directors and management strongly endorse and enforce equal opportunity in all phases of the Company's relationships with shareholders, employees, customers and vendors. The Company's Code of Business Conduct stresses its longstanding "commitment to the highest ethical and moral ideals." It communicates the expectation that every employee "act at every opportunity, according to the highest standards of ethical business conduct" and "maintain the highest level of personal integrity in performing their daily responsibilities and in working with other Associates, Customers, Vendors and Competitors."

   The Board believes that this commitment requires the Company's business decisions to be untainted by consideration of any impermissible factors not directly related to individual merit, mutual respect and value to the shareholders. The future of the Company depends on the success of all of its business relationships, especially those with its employees.

   The Company's Code of Business Conduct also mandates compliance with all Equal Employment Opportunity laws, which is "central to and embodied in our personnel philosophy of Treating Associates with Respect." This guiding principle of the Company's human resources philosophy directs the Company's relationships with all applicants and employees. The Company clearly states its equal employment opportunity policy in its recruitment advertisements and its application material and widely publicizes the policy and practice among its employees. The associate handbook, as well as prominent postings in all Company locations, describes in detail the requirement of "Treating Each Other with Respect." Circuit City firmly believes that the workplace must be free from disrespect and discrimination. It will not tolerate offensive behavior. This commitment goes far beyond the legal standards prohibiting workplace discrimination and sets a much higher standard for workplace behavior at the Company.

   In the execution of this philosophy, the Company maintains extensive avenues of internal communication to encourage open and honest dialog with its employees and to provide them with effective mechanisms to bring any concerns to the attention of their immediate managers, human resources personnel or senior management. Further, the Company requires all of its managers to participate in and successfully complete training on both the applicable legal requirements and the Company's higher "respect" standard for fairly and consistently selecting and managing our workforce. Also, the Company makes every effort to stimulate interest among the broadest base of qualified internal and external applicants to fuel our continuing growth while maintaining our high performance standards. Those efforts include the Company's Management Development program in the store organization that allows every employee who meets minimum qualifications to self-nominate for advancement by expressing his or her interest in promotion. By successful completion of self-paced modules designed to encourage professional development and provide management assistance for acquiring and improving necessary skills, every employee has the ability to be the architect of his or her own growth within the organization. The Company's commitment is that every employee who wishes to participate in this process will have the opportunity to do so.

   Based on the concerns stated in support of the proposal about settlement and other costs associated with major discrimination lawsuits, the Board believes the proposal may have been motivated to some degree by publicity surrounding employment discrimination litigation in 1996 involving the promotion practices at the Company's headquarters. The trial level proceedings were widely reported, notwithstanding the plaintiffs' success on only three out of 50 claims. However, less publicity surrounded the later appellate decisions, which vacated sweeping injunctive relief and the pattern and practice finding made at the trial level. The Board believes the appellate decisions clear the Company of accusations of widespread disparate treatment and more than justify its support of management's decision to vigorously defend the case. The Board is adamant that any, even isolated, incidence of discrimination is deplorable and unacceptable in our Company. It also is proud of the Company's equal employment record and continues to believe that the shareholders' interests are served by vigorous defense of meritless claims. Clearly, any suggested comparison between the Company's experience and the multi-million dollar settlements by other major corporations is grossly inaccurate and unwarranted.

   Considered against this factual background, the Board believes the proposal is unnecessary and inappropriate. In the Board's view, the proposal also fails to take into account the nature of the Company's business and misapprehends both required and legally permissible practices by the Company. The Board is informed that private employers, which are not government contractors and are not subject to court-ordered remedial action for past discrimination, may not legally make employment or contracting decisions based upon consideration of race and gender regardless of whether the decision impermissibly favors or disfavors a protected group.

   Circuit City is not a government contractor and is not subject to court-ordered remedial action for past discrimination. Many of the employers referenced in the proposal do fall into at least one of these categories, requiring them to make certain business decisions on the basis of race and/or gender. As such, no valid comparison can be made between Circuit City and these other companies. Thus, Circuit City does not have, and cannot legally maintain, policies and programs of the type the proposal asks us to describe. The Board reiterates its commitment and direction that management continue to make employment and contracting decisions based on qualification and merit, without regard to race, gender or other protected characteristics.

   The proposal also seeks publication of a report that the Company prepares and files on a confidential basis with governmental authorities. While these reports in fact illustrate the Company's commitment to equal opportunity, the Board does not believe that public dissemination of these reports will promote the goal of equal employment opportunity in any meaningful way. Furthermore, in order to obtain consistent statistical information across all categories of employers, the government requires the Company to report the information in artificial categories that do not accurately reflect either the business or the practices of the Company. As a result, the information in the reports is potentially susceptible to misinterpretation. For example, it does not reflect either workforce availability or interest in advancement. Accordingly, disclosure of this sensitive information, which is protected by federal law, would not be in the interests of shareholders.

   Finally, the proposal requests disclosure of material employment-related litigation. The Company already is obligated under SEC rules to make disclosure of material litigation of all kinds. Employment-related litigation is not excluded from this disclosure and already is reported as required. For this reason, the Board believes that the proposal is duplicative and unnecessary.

   In summary, the Board believes that the proposal is unnecessary in most respects and, in other respects, is potentially harmful to the Company and not in the best interests of the shareholders.

Vote Required

   The shareholder proposal will be approved if the votes cast in favor of approval of the proposal exceed the votes cast against approval.

   THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

          RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   KPMG LLP served during the Company's fiscal year ended February 28, 2001, as the Company's independent certified public accountants and has been selected as the Company's independent certified public accountants for the current fiscal year. Representatives of KPMG LLP will be present at the meeting of the Company's shareholders. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                OTHER BUSINESS

Audit Fees

   During fiscal 2001, KPMG LLP, our principal audit firm, billed the Company $428,000 for audit fees. The audit fees category includes the amounts billed for the year-end audit and the quarterly reviews.

All Other Fees

   KPMG LLP billed the Company $1,148,000 for all non-audit services in fiscal 2001. There were no financial information systems design and implentation fees for reviews. The Audit Committee has reviewed the non-audit services performed by KPMG LLP and believes they are compatible with maintaining the auditors' independence.

   If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper.

   At this time, the Company does not know of any other business that will be presented to the meeting.

                  PROPOSALS BY SHAREHOLDERS FOR PRESENTATION
                          AT THE 2002 ANNUAL MEETING

   Section 1.3 of the Company's Bylaws provides that, in addition to other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice to the Secretary or an Assistant Secretary at the principal office of the Company. Any such notice must be received (i) on or after February 1st and before March 1st of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 90 days before the date of the meeting if the date for such meeting prescribed in the Bylaws has been changed by more than 30 days. The shareholder's notice shall set forth (i) the name and address, as they appear on the Company's stock transfer books, of the shareholder, (ii) the class and number of shares of stock of the Company beneficially owned by the shareholder, (iii) a representation that the shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business and (v) any interest that the shareholder may have in such business. The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the shareholder has not provided timely written notice as required by the Bylaws.

   Proposals that any shareholder desires to have included in the proxy statement for the 2002 annual meeting of shareholders must be received by the Company no later than January 11, 2002.

   A copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2001, as filed with the Securities and Exchange Commission, may be obtained by any shareholder after May 31, 2001, free of charge, upon written request to Office of the Corporate Secretary, Circuit City Stores, Inc., 9950 Mayland Drive, Richmond, Virginia 23233, or by calling (804) 527-4022.

                                          By Order of the Board of Directors

                                          /s/  Michael T. Chalifoux

                                          Michael T. Chalifoux, Secretary

May 11, 2001

                                                                     APPENDIX A

                           CIRCUIT CITY STORES, INC.
                            AUDIT COMMITTEE CHARTER

Organization and Composition

   There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall consist of at least three directors, all of whom have no relationship to the corporation that may, in the opinion of the Board of Directors, interfere with the exercise of their independence from management and the corporation. In addition, the members of the committee shall satisfy the requirements for audit committee membership imposed by the New York Stock Exchange on audit committees of listed public companies and any eligibility requirements of the Securities and Exchange Commission with regard to companies whose securities are registered under the Securities Exchange Act of 1934, as amended.

   The Board of Directors shall interpret the foregoing requirements and determine the qualifications of committee members in its business judgment.

   Subject to approval by the Board of Directors, the committee shall revise this charter from time to time as needed to take into account the requirements of the Securities and Exchange Commission and the New York Stock Exchange and such other factors as the committee deems appropriate.

Statement of Policy

   The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility relating to the corporate accounting and reporting practices of the corporation. In so doing, it is the responsibility of the Audit Committee to foster open communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

   In carrying out its responsibilities, the Audit Committee believes its procedures should remain flexible, in order to best react to changing conditions and to foster compliance with applicable requirements and integrity with respect to the corporate accounting and reporting practices of the corporation. In carrying out these responsibilities, the Audit Committee will:

  . Review and recommend to the directors, after consulting with management, the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries. The independent auditors shall be responsible to the Board of Directors and shall report directly to the Audit Committee, as the Board of Director's representative, on matters pertaining to its engagement. The Board of Directors and the Audit Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

  . Require the independent auditors to submit a written statement to the committee, consistent with Independence Standards Board Standard No. 1, delineating all relationships between the corporation and the independent auditors, engage in dialogue with respect to any such disclosed relationships or services which may impact the objectivity and independence of the auditors, and take, or recommend that the directors take, appropriate action to ensure the independence of the auditors.

  . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion of the audit, review such audit, including any comments or recommendations of the independent auditors and the information required to be communicated to the committee by the independent auditors by Statements on Auditing Standard No. 61.

  . Review the audited financial statements to be contained in the corporation's Annual Report on Form 10-K with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any changes in accounting principles should also be reviewed. Based on such reviews and related discussions, make a recommendation to the Board of Directors concerning whether the audited financial statements should be included in the Form 10-K.

  . Review with the independent auditors, the corporation's internal auditor, and financial management of the corporation, the adequacy and effectiveness of the accounting and financial controls of the corporation, including the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper, and review any plans for the improvement of such internal control procedures. Further, the committee periodically should review with the corporation's general counsel the corporation's Code of Business Conduct.

  . Review the internal audit function of the corporation, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

  . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  . Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

  . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                           CIRCUIT CITY STORES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 15, 2001.

The undersigned, having received the Annual Report to the Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated May 11, 2001, hereby appoints W. Alan McCollough and Robert L. Burrus, Jr., and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Circuit City Group Common Stock and CarMax Group Common Stock of Circuit City Stores, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Friday, June 15, 2001, at 10:00 a.m., Eastern Daylight Time, and any adjournment thereof, and especially to vote as set forth below.

             The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:  01 Richard N. Cooper
                           02 James F. Hardymon
                           03 Robert S. Jepson, Jr.
                           04 Hugh G. Robinson
                           05 Mikael Salovaara
                           06 Richard L. Sharp
                           07 Carolyn Y. Woo

[ ] Vote FOR all nominees for the terms set forth      [ ] Vote WITHHELD
    in the Proxy Statement (except as marked)              from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write
the number(s) of the nominee(s) in the box provided to the right.)   [   ]

                               Please fold here

           The Board of Directors Recommends a Vote AGAINST Item 2.

2. Shareholder proposal regarding a report on employment practices
   (described in the Proxy Statement).      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR THE NOMINEES NAMED IN THE PROXY STATEMENT AND AGAINST ITEM 2.

Any proxy or proxies previously given for the meeting are revoked.

PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Address Change?  Mark Box  [ ]   Indicate changes below:

                                            Date ____________________________

                                            ---------------------------------
                                            |                               |
                                            ---------------------------------

                                            Signature(s) in Box

                                            Please sign exactly as your name(s)
                                            appear on the Proxy. If held in
                                            joint tenancy, all persons must
                                            sign. Trustees, administrators, etc.
                                            should include title and authority.
                                            Corporations should provide full
                                            name of corporation and title of
                                            authorized officer signing the
                                            proxy.